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                                                                   EXHIBIT 23(E)

                        ELAINE H. DEMAREST, C.P.A., P.C.
                          CERTIFIED PUBLIC ACCOUNTANT
                             POST OFFICE BOX 6215
                             MACON, GEORGIA  31208

    We hereby consent to the inclusion in this Registration Statement on Form S-4 of PAB Bankshares, Inc. of the form of our letter to the Board of Directors of Eagle Bancorp, Inc., included as Appendix B to the Proxy Statement/Prospectus that is part of the Registration Statement and to the references to such letter and to our firm in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                             /s/ ELAINE H. DEMAREST C.P.A., P.C.

                             ELAINE H. DEMAREST C.P.A., P.C.

Macon, Georgia

November 3, 1998